EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement of SCM Microsystems, Inc. on Form S-8 of our reports dated March 20, 2007, relating to the financial statements and financial statement schedule of SCM Microsystems, Inc., and management’s report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of SCM Microsystems, Inc. for the year ended December 31, 2006.
/s/ DELOITTE & TOUCHE GMBH
WIRTSCHAFTSPRÜFUNGSGESELLSCHAFT
Munich, Germany
November 21, 2007